Exhibit 99.1

REALOGY REPORTS FINANCIAL RESULTS
FOR THIRD QUARTER 2015

Company Reports Revenue of $1.7 Billion, a 9% Increase Year-over-Year;

Company Increases Adjusted EBITDA and Margin Guidance for Full-Year 2015;

Strong Cash Generation Drives Deleveraging Ahead of Schedule

MADISON, N.J. (November 5, 2015) - Realogy Holdings Corp. (NYSE: RLGY), the preeminent and most integrated provider of residential real estate services in the United States, today reported financial results for the third quarter ended September 30, 2015, including the following highlights:

•	Revenue of $1.7 billion, which represents a 9% increase compared to third quarter 2014, was driven by higher homesale transaction volume.

•	Net income was $110 million, and basic earnings per share was $0.75.

•
Adjusted net income for the quarter was $111 million, and adjusted basic earnings per share is $0.76, increases of 14% and 15%, respectively, on a comparable basis to third quarter 2014 (See Table 1a).

•
Adjusted EBITDA was $308 million, compared to $287 million in the third quarter of 2014, a year-over-year increase of $21 million, or 7%. (See Table 6). Adjusted EBITDA for the third quarter of 2015 would have increased 10% over the prior year quarter on a comparable basis, which normalizes incentive performance accruals by reducing the 2014 third quarter Adjusted EBITDA by $8 million.

•
Free cash flow was $249 million, or $1.70 per share, compared to $234 million, or $1.60 per share, in the prior year period. Year-to-date in 2015 the Company has generated $400 million of free cash flow compared with $251 million during the comparable period in 2014 (See Tables 7a and 7b).

•
In October, the Company completed a successful financing, which included increasing its Revolving Credit Facility to $815 million from $475 million and raising $435 million under a Term Loan A Facility.

Realogy's franchise (RFG) and company-owned (NRT) business segments achieved an 8% increase in combined homesale transaction volume (transaction sides multiplied by average sale price) compared to third quarter 2014. RFG reported a homesale transaction increase of 4% and an average homesale price increase of 5%. NRT reported a homesale transaction increase of 12% and an average homesale price decrease of 4%. The increase in NRT's transaction sides was bolstered by the strategic addition of the Coldwell Banker United brokerage operations, which have a lower average sales price.
"Our strong third quarter results reflect our solid financial and operating performance," said Richard A. Smith, Realogy's chairman, chief executive officer and president. "Thus far, we believe 2015 represents a sustainable and steady housing recovery that is still in its early stages, that most of the relevant economic and demographic factors that impact housing are moving in the right direction, and we expect to benefit from that trend."
"We remain focused on our strategic initiatives, enhancing our platforms and growth opportunities with the ZAP technology roll-out while continuing to drive efficiencies throughout our business," continued Smith. "We are highly focused on continuing to generate strong free cash flow and delivered in the third quarter, generating $249 million of free cash flow for the quarter and $400 million total year-to-date."

Realogy Reports Financial Results for Third Quarter 2015                    2

"Looking ahead to the fourth quarter of 2015, we expect to achieve homesale transaction volume gains in the range of 7% to 10% year-over-year on a company-wide basis," continued Smith. "Based on our closed and open sales activity in September and October, we expect fourth quarter homesale transaction sides to be up 4% to 6% year-over-year and average homesale price to increase 3% to 4% for RFG and NRT combined."
"In October, we completed a successful financing which included increasing the revolving credit facility from $475 million to $815 million and raising $435 million under a new Term Loan A Facility," said Anthony E. Hull, executive vice president, chief financial officer and treasurer. "This financing, coupled with Realogy's strong free cash flow, will enable Realogy to repay approximately $800 million of high cost debt by year-end, be positioned to repay the $500 million of senior notes due next May and reduce our run-rate corporate cash interest expense to approximately $170 million in 2016, down from the current annualized run rate of $210 million."
Increases Full-Year 2015 Guidance
The Company is raising its outlook for Adjusted EBITDA to a range of $830 million to $845 million, up from its previously provided range of $810 million to $840 million. The Company is also raising its Adjusted EBITDA margin outlook for the full year 2015 to a range of 14.4% to 14.6%, up from its previously provided range of 14.1% to 14.3%.
Hull continued: "Our updated Adjusted EBITDA and margin guidance reflects our strong momentum going into the fourth quarter."
The Company ended the quarter with cash and cash equivalents of $567 million and no outstanding borrowings under its revolving credit facility. Total long-term corporate debt, including the short portion, net of cash and cash equivalents, totaled $3,330 million at September 30, 2015. The ratio of total corporate debt, net of cash and cash equivalents, to Adjusted EBITDA for the 12 months ended September 30, 2015 was 4.0 times. The Company reached this ratio one quarter earlier than it had anticipated.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, November 5, at 8:30 a.m. (EST), Realogy will hold a conference call via webcast to review its third quarter 2015 results. The call will be hosted by Richard A. Smith, chairman, chief executive officer and president, and Anthony E. Hull, executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at www.realogy.com under "Investors" or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available from November 5 through November 19, 2015.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is a global leader in residential real estate franchising and brokerage with many of the best-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby's International Realty® and ZipRealty®.  Collectively, Realogy's franchise system members operate approximately 13,600 offices with more than 257,300 independent sales associates conducting business in 110 countries and territories around the world.  NRT LLC, Realogy’s company-owned real estate brokerage, is the largest residential brokerage company in the United States, operates under several of Realogy’s brands and also provides related residential real estate services. The Company also owns Cartus, a prominent worldwide provider of relocation services to corporate and affinity clients, and Title Resource Group, a leading provider of title, settlement and underwriting services.  Realogy is headquartered in Madison, New Jersey.

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Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions; adverse developments or the absence of improvement in the residential real estate markets including but not limited to the lack of sustained improvement in the number of home sales and/or stagnant or declining home prices, low levels of consumer confidence, the impact of slow economic growth or future recessions and related high levels of unemployment in the U.S. and abroad, continued low inventory levels, renewed high levels of foreclosures, seasonal fluctuations in the residential real estate brokerage business, and increasing mortgage rates and down payment requirements and/or constraints on the availability of mortgage financing; the Company's geographic and high-end market concentration, particularly with respect to its Company-owned brokerage operations; the Company's failure to enter into or renew franchise agreements or maintain its brands; risks relating to our outstanding debt and interest obligations; variable rate indebtedness which subjects the Company to interest rate risk; the Company's inability to access capital or refinance or repay existing indebtedness; the Company's inability to realize the benefits from acquisitions; any outbreak or escalation of hostilities on a national, regional or international basis; government regulation as well as legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform of the financing of the U.S. housing and mortgage markets and/or the Internal Revenue Code and changes in state or federal employment laws or regulations that would require reclassification of independent contractor sales associates to employee status, and wage and hour regulations; the Company's inability to sustain improvements in its operating efficiency; and the final resolution or outcomes with respect to Cendant's (our former parent) remaining contingent liabilities.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 and our Annual Report on Form 10-K for the year ended December 31, 2014, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. See Table 8 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6, 7a and 7b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
Because of the forward-looking nature of the Company’s forecasted non-GAAP financial measures, specific quantifications of the amounts that would be required to reconcile forecasted Adjusted EBITDA to forecasted EBITDA and forecasted net income are not readily determinable. The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures which preclude the Company from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing

Realogy Reports Financial Results for Third Quarter 2015                    4

estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Investor Contacts:	Media Contact:
Alicia Swift	Mark Panus
(973) 407-4669	(973) 407-7215
alicia.swift@realogy.com	mark.panus@realogy.com

Jennifer Pepper
(973) 407-7487
jennifer.pepper@realogy.com

Realogy Reports Financial Results for Third Quarter 2015                    5

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Gross commission income	$1,251	$1,162	$3,310	$3,070
Service revenue	265	231	664	607
Franchise fees	103	96	269	251
Other	49	42	138	122
Net revenues	1,668	1,531	4,381	4,050
Expenses
Commission and other agent-related costs	855	795	2,262	2,099
Operating	381	340	1,089	1,016
Marketing	56	52	171	155
General and administrative	85	79	255	214
Former parent legacy benefit, net	(14)	(2)	(15)	(1)
Restructuring costs, net	—	(1)	—	(1)
Depreciation and amortization	55	48	153	140
Interest expense, net	70	54	188	197
Loss on the early extinguishment of debt	—	—	—	27
Other (income)/expense, net	(2)	(1)	(3)	(2)
Total expenses	1,486	1,364	4,100	3,844
Income before income taxes, equity in earnings and noncontrolling interests	182	167	281	206
Income tax expense	74	71	116	88
Equity in earnings of unconsolidated entities	(4)	(6)	(13)	(7)
Net income	112	102	178	125
Less: Net income attributable to noncontrolling interests	(2)	(2)	(3)	(3)
Net income attributable to Realogy Holdings	$110	$100	$175	$122

Earnings per share attributable to Realogy Holdings:
Basic earnings per share	$0.75	$0.68	$1.19	$0.84
Diluted earnings per share	$0.74	$0.68	$1.18	$0.83
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	146.6	146.0	146.5	145.9
Diluted	148.1	147.0	148.0	147.0

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Table 1a

REALOGY HOLDINGS CORP.
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share data)

Set forth in the table below is a reconciliation of Net income to Adjusted net income for the three-month and nine-month periods ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to Realogy Holdings	$110	$100	$175	$122
Addback:
Loss on the early extinguishment of debt, net of tax	—	—	—	16
Mark-to-market interest rate swap adjustments, net of tax	9	(2)	16	11
Former parent legacy benefit, net of tax	(8)	(1)	(9)	(1)
Bararsani legal settlement, net of tax	—	—	3	—
Adjusted net income attributable to Realogy Holdings	$111	$97	$185	$148

Adjusted earnings per share
Basic earnings per share:	$0.76	$0.66	$1.26	$1.01
Diluted earnings per share:	$0.75	$0.66	$1.25	$1.01

Weighted average common and common equivalent shares outstanding:
Basic:	146.6	146.0	146.5	145.9
Diluted:	148.1	147.0	148.0	147.0

Realogy Reports Financial Results for Third Quarter 2015                    7

Table 2

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$567	$313
Trade receivables (net of allowance for doubtful accounts of $20 and $27)	171	116
Relocation receivables	351	297
Deferred income taxes	208	180
Other current assets	134	120
Total current assets	1,431	1,026
Property and equipment, net	240	233
Goodwill	3,603	3,477
Trademarks	745	736
Franchise agreements, net	1,445	1,495
Other intangibles, net	322	341
Other non-current assets	243	230
Total assets	$8,029	$7,538

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$147	$128
Securitization obligations	335	269
Due to former parent	32	51
Current portion of long-term debt	519	19
Accrued expenses and other current liabilities	460	411
Total current liabilities	1,493	878
Long-term debt	3,378	3,891
Deferred income taxes	479	350
Other non-current liabilities	286	236
Total liabilities	5,636	5,355
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized 146,723,561 shares outstanding at September 30, 2015 and 146,382,923 shares outstanding at December 31, 2014	1	1
Additional paid-in capital	5,715	5,677
Accumulated deficit	(3,289)	(3,464)
Accumulated other comprehensive loss	(38)	(35)
Total stockholders' equity	2,389	2,179
Noncontrolling interests	4	4
Total equity	2,393	2,183
Total liabilities and equity	$8,029	$7,538

Realogy Reports Financial Results for Third Quarter 2015                    8

Table 3a

REALOGY HOLDINGS CORP.
2015 vs. 2014 KEY DRIVERS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Real Estate Franchise Services (a) (b)
Closed homesale sides	318,873	306,338	4%	838,305	803,760	4%
Average homesale price	$267,296	$255,780	5%	$262,959	$249,782	5%
Average homesale broker commission rate	2.52%	2.51%	1 bps	2.52%	2.52%	—
Net effective royalty rate	4.47%	4.49%	(2) bps	4.49%	4.48%	1 bps
Royalty per side	$312	$301	4%	$309	$294	5%
Company Owned Real Estate Brokerage Services
Closed homesale sides (c)	99,789	89,472	12%	259,411	233,960	11%
Average homesale price (d)	$479,874	$498,650	(4%)	$490,463	$501,324	(2%)
Average homesale broker commission rate	2.48%	2.46%	2 bps	2.46%	2.47%	(1) bps
Gross commission income per side	$12,524	$12,985	(4%)	$12,756	$13,130	(3%)
Relocation Services
Initiations	42,303	44,019	(4%)	131,999	133,223	(1%)
Referrals	30,010	29,259	3%	77,065	73,101	5%
Title and Settlement Services
Purchase title and closing units (e)	41,245	32,355	27%	98,484	86,234	14%
Refinance title and closing units (f)	9,989	6,520	53%	29,300	20,129	46%
Average fee per closing unit	$1,932	$1,803	7%	$1,839	$1,783	3%
_______________

(a)	Includes all franchisees except for our Company Owned Real Estate Brokerage Services segment.

(b)
In April 2015, the Company Owned Real Estate Brokerage Services segment acquired a large franchisee of the Real Estate Franchise Services segment. As a result of the acquisition, the drivers of the acquired entity shifted from the Real Estate Franchise Services segment to the Company Owned Real Estate Brokerage Services segment. Closed homesale sides for the Real Estate Franchise Services segment, excluding the impact of the acquisition, would have increased 6% for both the three and nine months ended September 30, 2015 compared to 2014. The acquisition did not have a significant impact on the change in average homesale price for the Real Estate Franchise Services segment.

(c)
Closed homesale sides for the Company Owned Real Estate Brokerage Services segment, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have increased 3% for both the three and nine months ended September 30, 2015 compared to 2014.

(d)
Average homesale price for the Company Owned Real Estate Brokerage Services segment, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have remained flat and increased 1% for the three and nine months ended September 30, 2015, respectively, compared to 2014.

(e)	The amounts presented for the three and nine months ended September 30, 2015 include 7,320 purchase units as a result of the acquisition of Independence Title on July 1, 2015.

(f)	The amounts presented for the three and nine months ended September 30, 2015 include 1,847 refinance units as a result of the acquisition of Independence Title on July 1, 2015.

Realogy Reports Financial Results for Third Quarter 2015                    9

Table 3b

REALOGY HOLDINGS CORP.
2014 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014
Real Estate Franchise Services (a)
Closed homesale sides	203,972	293,450	306,338	261,578	1,065,339
Average homesale price	$236,711	$252,606	$255,780	$251,539	$250,214
Average homesale broker commission rate	2.53%	2.53%	2.51%	2.52%	2.52%
Net effective royalty rate	4.49%	4.46%	4.49%	4.52%	4.49%
Royalty per side	$282	$297	$301	$299	$296
Company Owned Real Estate Brokerage Services
Closed homesale sides	56,685	87,803	89,472	74,372	308,332
Average homesale price	$489,053	$511,969	$498,650	$498,276	$500,589
Average homesale broker commission rate	2.50%	2.47%	2.46%	2.45%	2.47%
Gross commission income per side	$13,041	$13,335	$12,985	$12,888	$13,072
Relocation Services
Initiations	37,898	51,306	44,019	37,987	171,210
Referrals	16,496	27,346	29,259	23,654	96,755
Title and Settlement Services
Purchase title and closing units	20,775	33,104	32,355	26,840	113,074
Refinance title and closing units	7,199	6,410	6,520	7,400	27,529
Average price per closing unit	$1,715	$1,812	$1,803	$1,770	$1,780
_______________

(a)	Includes all franchisees except for our Company Owned Real Estate Brokerage Services segment.

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Table 4a
REALOGY HOLDINGS CORP.
SELECTED 2015 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015
Net revenues (a)
Real Estate Franchise Services	$151	$213	$214
Company Owned Real Estate Brokerage Services	796	1,289	1,267
Relocation Services	85	108	124
Title and Settlement Services	87	128	147
Corporate and Other	(57)	(87)	(84)
Total Company	$1,062	$1,651	$1,668

EBITDA (b)
Real Estate Franchise Services	$86	$146	$152
Company Owned Real Estate Brokerage Services	(16)	97	96
Relocation Services	7	29	47
Title and Settlement Services	(3)	20	20
Corporate and Other (c)	(16)	(27)	(6)
Total Company	$58	$265	$309
Less:
Depreciation and amortization	46	52	55
Interest expense, net	68	50	70
Income tax expense (benefit)	(24)	66	74
Net Income (loss) attributable to Realogy Holdings	$(32)	$97	$110
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $57 million, $87 million and $84 million for the three months ended March 31, 2015, June 30, 2015 and September 30, 2015, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $15 million and $16 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2015, June 30, 2015 and September 30, 2015, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	Includes a net benefit of $1 million and $14 million of former parent legacy items for the three months ended June 30, 2015 and September 30, 2015, respectively.

(c)
The three months ended June 30, 2015 includes $6 million of costs related to the settlement of a legal matter, subject to court approval, and certain transaction costs related to acquisitions in April 2015.

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Table 4b
REALOGY HOLDINGS CORP.
SELECTED 2014 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2014	2014	2014	2014	2014
Net revenues (a)
Real Estate Franchise Services	$144	$196	$199	$177	$716
Company Owned Real Estate Brokerage Services	750	1,182	1,175	971	4,078
Relocation Services	86	107	125	101	419
Title and Settlement Services	81	108	111	98	398
Corporate and Other	(54)	(81)	(79)	(69)	(283)
Total Company	$1,007	$1,512	$1,531	$1,278	$5,328

EBITDA (b)
Real Estate Franchise Services	$79	$137	$136	$111	$463
Company Owned Real Estate Brokerage Services	(20)	91	93	29	193
Relocation Services	7	26	47	22	102
Title and Settlement Services	(5)	17	15	9	36
Corporate and Other	(25)	(33)	(18)	(31)	(107)
Total Company	$36	$238	$273	$140	$687
Less:
Depreciation and amortization	46	46	48	50	190
Interest expense, net	70	73	54	70	267
Income tax expense (benefit)	(34)	51	71	(1)	87
Net income (loss) attributable to Realogy Holdings	$(46)	$68	$100	$21	$143
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $54 million, $81 million, $79 million and $69 million for the three months ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $7 million, $12 million, $13 million and $10 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	The three months ended March 31, 2014 includes $10 million related to the loss on early extinguishment of debt and $1 million of former parent legacy costs.
The three months ended June 30, 2014 includes $17 million related to the loss on early extinguishment of debt.
The three months ended September 30, 2014 includes a net benefit of $2 million of former parent legacy items and the reversal of prior year restructuring of $1 million.
The three months ended December 31, 2014 includes $20 million related to loss on early extinguishment of debt and a net benefit of $9 million of former parent legacy items.

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Table 5a
REALOGY HOLDINGS CORP.
2015 EBITDA AND ADJUSTED EBITDA
(In millions)
A reconciliation of net income attributable to Realogy Group to EBITDA and Adjusted EBITDA for the twelve months ended September 30, 2015 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Nine Months Ended	Three Months Ended	Nine Months Ended	Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2014	September 30, 2015	September 30, 2015
Net income attributable to Realogy Group (a)	$143	$122	$21	$175	$196
Income tax (benefit) expense	87	88	(1)	116	115
Income before income taxes	230	210	20	291	311
Interest expense, net	267	197	70	188	258
Depreciation and amortization	190	140	50	153	203
EBITDA (b)	687	547	140	632	772
Covenant calculation adjustments:
Former parent legacy costs (benefit), net (c)					(24)
Loss on the early extinguishment of debt					20
Pro forma effect of business optimization initiatives (d)					15
Non-cash charges (e)					38
Pro forma effect of acquisitions and new franchisees (f)					15
Incremental securitization interest costs (g)					5
Adjusted EBITDA					$841
Total senior secured net debt (h)					$1,983
Senior secured leverage ratio					2.36	x
_______________

(a)
Net income (loss) attributable to Realogy consists of: (i) income of $21 million for the fourth quarter of 2014, (ii) a loss of $32 million for the first quarter of 2015, (iii) income of $97 million for the second quarter of 2015 and (iv) income of $110 million for the third quarter of 2015.

(b)
EBITDA consists of: (i) $140 million for the fourth quarter of 2014, (ii) $58 million for the first quarter of 2015, (iii) $265 million for the second quarter of 2015 and (iv) $309 million for the third quarter of 2015.

(c)	Consists of a net benefit of $24 million for former parent legacy items.

(d)
Represents the twelve-month pro forma effect of business optimization initiatives including $9 million of transaction and integration costs incurred for the ZipRealty acquisition, $5 million related to business cost cutting initiatives and $1 million related to other items.

(e)	Represents the elimination of non-cash expenses, including $49 million of stock-based compensation expense less $11 million for the change in the allowance for doubtful accounts and notes reserves.

(f)
Represents the estimated impact of acquisitions and new franchisees as if they had been acquired or signed on October 1, 2014. Franchisee sales activity is comprised of new franchise agreements as well as growth acquired by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities or entered into the franchise contracts as of October 1, 2014.

(g)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended September 30, 2015.

(h)
Represents total borrowings under the senior secured credit facility and borrowings secured by a first priority lien on our assets of $2,465 million plus $24 million of capital lease obligations less $506 million of readily available cash as of September 30, 2015. Pursuant to the terms of our senior secured credit facility, total senior secured net debt does not include the First and a Half Lien Notes, other indebtedness secured by a lien on our assets that is pari passu or junior in priority to the First and a Half Lien Notes, our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

Realogy Reports Financial Results for Third Quarter 2015                    13

Table 5b
REALOGY HOLDINGS CORP.
2014 EBITDA AND ADJUSTED EBITDA
(In millions)
A reconciliation of net income attributable to Realogy Group to EBITDA and Adjusted EBITDA for the year ended December 31, 2014 is set forth in the following table:

	Year Ended December 31, 2014
Net income attributable to Realogy Group	$143
Income tax expense	87
Income before income taxes	230
Interest expense, net	267
Depreciation and amortization	190
EBITDA	687
Covenant calculation adjustments:
Restructuring costs (reversals) and former parent legacy costs (benefit), net (a)	(11)
Loss on the early extinguishment of debt	47
Pro forma effect of business optimization initiatives (b)	14
Non-cash charges (c)	30
Pro forma effect of acquisitions and new franchisees (d)	8
Incremental securitization interest costs (e)	4
Adjusted EBITDA	$779
Total senior secured net debt (f)	$2,242
Senior secured leverage ratio	2.88	x
_______________

(a)	Consists of a net benefit of $1 million for the reversal of a restructuring reserve and a net benefit of $10 million for former parent legacy items.

(b)
Represents the twelve-month pro forma effect of business optimization initiatives including $9 million of transaction and integration costs incurred for the ZipRealty acquisition, $3 million related to business cost cutting initiatives and $2 million related to vendor renegotiations.

(c)
Represents the elimination of non-cash expenses, including $43 million of stock-based compensation expense less $12 million for the change in the allowance for doubtful accounts and notes reserves and $1 million of other items from January 1, 2014 through December 31, 2014.

(d)
Represents the estimated impact of acquisitions and new franchisees as if they had been acquired or signed on January 1, 2014. Franchisee sales activity is comprised of new franchise agreements as well as growth acquired by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2014.

(e)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2014.

(f)
Represents total borrowings under the senior secured credit facility and borrowings secured by a first priority lien on our assets of $2,480 million plus $20 million of capital lease obligations less $258 million of readily available cash as of December 31, 2014. Pursuant to the terms of our senior secured credit facility, total senior secured net debt does not include the First and a Half Lien Notes, other indebtedness secured by a lien on our assets that is pari passu or junior in priority to the First and a Half Lien Notes, our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

Realogy Reports Financial Results for Third Quarter 2015                    14

Table 6
REALOGY HOLDINGS CORP.
EBITDA AND ADJUSTED EBITDA
THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(In millions)
Set forth in the table below is a reconciliation of net income attributable to Realogy to Adjusted EBITDA for the three-month periods ended September 30, 2015 and 2014:

	Three Months Ended
	September 30, 2015	September 30, 2014
Net income attributable to Realogy	$110	$100
Income tax expense	74	71
Income before income taxes	184	171
Interest expense, net	70	54
Depreciation and amortization	55	48
EBITDA	309	273
Restructuring costs (reversals) and former parent legacy benefit, net	(14)	(3)
Pro forma effect of business optimization initiatives	1	4
Non-cash charges	10	10
Pro forma effect of acquisitions and new franchisees	1	2
Incremental securitization interest costs	1	1
Adjusted EBITDA	$308	$287

Realogy Reports Financial Results for Third Quarter 2015                    15

Table 7a
REALOGY HOLDINGS CORP.
FREE CASH FLOW
THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

A reconciliation of net income attributable to Realogy Holdings to free cash flow is set forth in the following table:

	Three Months Ended		Three Months Ended
	September 30, 2015		September 30, 2014
	($ in millions)	($ per share)	($ in millions)	($ per share)
Net income attributable to Realogy Holdings / Basic earnings per share	$110	$0.75	$100	$0.68
Income tax expense, net of payments	69	0.47	69	0.47
Interest expense, net	70	0.48	54	0.37
Cash interest payments	(57)	(0.39)	(71)	(0.49)
Depreciation and amortization	55	0.38	48	0.33
Capital expenditures	(19)	(0.13)	(18)	(0.12)
Restructuring costs (reversals) and former parent legacy benefit, net of payments	(15)	(0.10)	(4)	(0.03)
Working capital adjustments	6	0.04	35	0.24
Relocation receivables, net of securitization obligations	30	0.20	21	0.15
Free Cash Flow / Cash Earnings Per Share	$249	$1.70	$234	$1.60
Basic weighted average number of common shares outstanding (in millions)		146.6		146.0

Realogy Reports Financial Results for Third Quarter 2015                    16

Table 7b
REALOGY HOLDINGS CORP.
FREE CASH FLOW
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

A reconciliation of net income attributable to Realogy Holdings to free cash flow is set forth in the following table:

	Nine Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2014
	($ in millions)	($ per share)	($ in millions)	($ per share)
Net income attributable to Realogy Holdings / Basic earnings per share	$175	$1.19	$122	$0.84
Income tax expense, net of payments	106	0.72	81	0.55
Interest expense, net	188	1.29	197	1.35
Cash interest payments	(165)	(1.13)	(197)	(1.35)
Depreciation and amortization	153	1.04	140	0.96
Capital expenditures	(60)	(0.41)	(49)	(0.34)
Restructuring costs (reversals) and former parent legacy benefit, net of payments	(21)	(0.14)	(5)	(0.03)
Loss on the early extinguishment of debt	—	—	27	0.19
Working capital adjustments	11	0.08	(8)	(0.06)
Relocation receivables, net of securitization obligations	13	0.09	(57)	(0.39)
Free Cash Flow / Cash Earnings Per Share	$400	$2.73	$251	$1.72
Basic weighted average number of common shares outstanding (in millions)		146.5		145.9

Realogy Reports Financial Results for Third Quarter 2015                    17

Table 8

Non-GAAP Definitions
Adjusted net income is defined by us as net income before the loss on the early extinguishment of debt, mark to market interest rate adjustments, former parent legacy benefit, net and Bararsani legal settlement. Adjusted earnings per share is Adjusted net income divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our results of operations.
EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations) and income taxes. Adjusted EBITDA calculated for a twelve-month period is presented to demonstrate our compliance with the senior secured leverage ratio covenant in the Senior Secured Credit Facility. Adjusted EBITDA calculated for a twelve-month period corresponds to the definition of "EBITDA," calculated on a "pro forma basis," used in the Senior Secured Credit Facility to calculate the senior secured leverage ratio. Adjusted EBITDA includes adjustments to EBITDA for restructuring costs, former parent legacy cost (benefit) items, net, loss on the early extinguishment of debt, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the twelve-month period. Adjusted EBITDA calculated for a three-month period adjusts for the same items as for a twelve-month period, except that the pro forma effect of cost savings, business optimizations and acquisitions and new franchisees are calculated as of the beginning of the three-month period instead of the twelve-month period.
We present EBITDA and Adjusted EBITDA because we believe EBITDA and Adjusted EBITDA are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our results of operations. Our management, including our chief operating decision maker, uses EBITDA as a factor in evaluating the performance of our business. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider EBITDA or Adjusted EBITDA either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash required for, our working capital needs;

•
these measures do not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	these measures do not reflect our income tax expense or the cash requirements to pay our taxes;

•	these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and

•	other companies may calculate these measures differently so they may not be comparable.
In addition to the limitations described above, Adjusted EBITDA includes pro forma cost savings, the pro forma effect of business optimization initiatives and the pro forma full period effect of acquisitions and new franchisees. These adjustments may not reflect the actual cost savings or pro forma effect recognized in future periods.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation assets, net of change in securitization obligations. Cash Earnings Per Share is defined as Free Cash Flow divided by the weighted average basic shares outstanding. We use Free Cash Flow and Cash Earnings Per Share in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow and Cash Earnings Per Share are

Realogy Reports Financial Results for Third Quarter 2015                    18

not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Free Cash Flow and Cash Earnings Per Share may differ from similarly titled measures presented by other companies.